Exhibit 99.1

ClearOne Reports Fourth Quarter and Full-Year 2017 Financial Results

●	Increases in Converge® Pro 2 and Beamformer Microphone Array 2 Quarter-over-Quarter
●	Continued increase in Video Products Revenue Year-over-Year

SALT LAKE CITY, UTAH – April 20, 2018 – ClearOne (NASDAQ: CLRO), a global provider of audio and visual communication solutions, reported financial results for the three months and twelve months ended December 31, 2017.

“Our recently introduced products and the video category of our business continued to make progress in the fourth quarter,” said Zee Hakimoglu, president and chief executive officer. “Notwithstanding the overall revenue decline, Converge Pro 2, our new platform for professional audio conferencing, along with our Beamforming Microphone Array 2 made significant gains in the Pro AV market and posted robust quarter over quarter revenue growth of 48%. Our video category, especially the Collaborate® suite of video collaboration products has continued its revenue growth with year over year increases. Our confidence in our solutions and the potential for success with our strategy are reinforced by these successes.”

Financial Summary

The Company uses certain non-GAAP financial measures and reconciles those to GAAP measures in the attached tables.

●

Q4 2017 revenue was $9.3 million, compared to $10.7 million in Q4 2016 and $10.6 million in Q3 2017. The year-over-year decrease as well as sequential revenue decline reflect the continuing transition to the next generation professional audio conferencing platform, and the on-going harm of infringement of ClearOne’s patents.

●

GAAP gross profit in Q4 2017 was $4.8 million, compared to $5.7 million in Q4 2016 and $6.5 million in Q3 2017. GAAP gross profit margin was 51% in Q4 2017, compared to 53% in Q4 2016 and 62% in Q3 2017. Year over year gross margin decline was mainly due to increased inventory obsolescence costs. Sequential decline in gross margin was largely due to higher than usual gross margin from the large order that was fulfilled in Q3 2017.

●

Operating expenses in Q4 2017 were $5.8 million which included net litigation proceeds of $0.8 million, compared to $6.8 million in Q4 2016 and $20.0 million in Q3 2017 which included impairment charges of $13.54 million. The majority of the decrease in operating expenses over Q4 2016 is attributable to reduced legal expenses in general in Q4 2017 and due to capitalization of legal expenses related to patent litigation. Non-GAAP operating expenses in Q4 2017 were $6.1 million, compared to $5.3 million in Q4 2016 and $6.0 million in Q3 2017. The year over year increase in Non-GAAP operating expenses was mainly due to the increase in R&D expenditure.

●

Net loss in Q4 2017 was $3.6 million, or $0.43 per share, compared to net loss of $1.1 million, or $0.12 per share, in Q4 2016 and net loss of $9.3 million, or $1.07 per share, in Q3 2017. Net loss in Q4 2017 was largely caused by the reduction in tax benefits of approximately $2.6 million due to changes in federal income tax rates effective 2018. Non-GAAP net loss was $2.3 million, or $0.27 per share, in Q4 2017, compared to non-GAAP net loss of $0.1 million in Q4 2016 and net income of $0.8 million, or $0.09 per share, in Q3 2017. Non-GAAP net loss in Q4 2017 was caused by lower revenues and increased R&D expenditures mentioned in the previous paragraphs as well as reduction in tax benefit claimed due to tax rate change.

($ in 000, except per share)	Three months ended December 31,			Year ended December 31,
	2017	2016	Change	2017	2016	Change
GAAP
Revenue	$9,255	$10,730	-14%	$41,804	$48,637	-14%
Gross Profit	4,753	5,690	-16%	24,009	29,487	-19%
Operating Income (Loss)	(1,052)	(1,151)	-9%	(16,193)	3,566	-554%
Net Income (Loss)	(3,608)	(1,088)	-232%	(14,172)	2,444	-680%
Earnings (Loss) Per Share (Diluted)	(0.43)	(0.12)	-258%	(1.65)	0.26	-735%
Non-GAAP
Non-GAAP Gross Profit	$4,759	$5,909	-19%	$24,036	$30,007	-20%
Non-GAAP Operating Income (Loss)	(1,337)	630	-312%	(309)	7,560	-104%
Non-GAAP Net Income (Loss)	(2,297)	(168)	-1267%	(1,490)	4,994	-130%
Non-GAAP Adjusted EBITDA	(1,171)	919	-231%	571	8,648	-93%
Non-GAAP Earnings (Loss) per share (Diluted)	(0.27)	(0.02)	-1250%	(0.17)	0.54	-132%

Balance Sheet Highlights

At December 31, 2017, cash, cash equivalents and investments were $18.6 million, as compared with $38.5 million at December 31, 2016. A significant portion of this decrease can be attributed to patent litigation expenses ($3.4 million), share repurchases ($5.1 million), dividend payments ($2.2 million) and higher investment in inventory related to the Converge Pro 2 platform and wireless microphones ($9.5 million) which is expected to be realized in cash. The Company continued to have no debt.

During Q4 of 2017, the Company paid a cash dividend of $0.07 per share and repurchased approximately 119,000 shares amounting to $1.0 million. As of December 31, 2017, the Company has acquired approximately 1.1 million shares amounting to $11.2 million since this program commenced in March 2016.

ClearOne senior management will host an investor conference call, the details of which will be announced later, after the financial results of the 2018 first quarter results are available.

About ClearOne

ClearOne is a global company that designs, develops and sells conferencing, collaboration, and network streaming solutions for voice and visual communications. The performance and simplicity of its advanced comprehensive solutions offer unprecedented levels of functionality, reliability and scalability. More information about the Company can be found at www.clearone.com.

Non-GAAP Financial Measures

To supplement our consolidated financial statements presented on a GAAP basis, ClearOne uses non-GAAP measures of gross profit, operating income (loss), net income (loss), adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) and net income (loss) per share, which are adjusted to exclude certain costs, expenses, gains and losses we believe appropriate to enhance an overall understanding of our past financial performance from period to period and also our prospects for the future. These adjustments to our current period GAAP results are made with the intent of providing both management and investors a more complete understanding of ClearOne’s underlying operational results and trends and our marketplace performance. The non-GAAP results are an indication of our baseline performance before certain gains, losses, or other charges that are considered by management to be outside of our core operating results. In addition, these adjusted non-GAAP results are among the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional non-GAAP financial information is not meant to be considered in isolation or as a substitute for gross profit, operating income (loss), net income (loss), income (loss) per share or other financial measures prepared in accordance with GAAP. There are limitations to the use of non-GAAP financial measures.  Other companies, including companies in ClearOne’s industry, may calculate non-GAAP financial measures differently than ClearOne does, limiting the usefulness of those measures for comparative purposes. A detailed reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures is included with this release below.

Forward Looking Statements

This release contains “forward-looking” statements that are based on present circumstances and on ClearOne’s predictions with respect to events that have not occurred, that may not occur, or that may occur with different consequences and timing than those now assumed or anticipated. Such forward-looking statements and any statements of the plans and objectives of management for future operations and forecasts of future growth and value, are not guarantees of future performance or results and involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements. Such forward-looking statements are made only as of the date of this release and ClearOne assumes no obligation to update forward-looking statements to reflect subsequent events or circumstances. Readers should not place undue reliance on these forward-looking statements. The information in this press release should be read in conjunction with, and is modified in its entirety by, the Annual Report on Form 10-K (the “10-K”) filed by the Company for the same period with the Securities and Exchange Commission (the “SEC”) and all of the Company’s other public filings with the SEC (the “Public Filings”). In particular, the financial information contained herein is subject to and qualified by reference to the financial statements contained in the 10-K, the footnotes thereto and the limitations set forth therein. Investors may not rely on the press release without reference to the 10-K and the Public Filings.

Contact:

Investor Relations

801-975-7200

investor_relations@clearone.com

http://investors.clearone.com

CLEARONE, INC
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except par value)

	As at
	December 31, 2017	December 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$5,571	$12,100
Marketable securities	2,689	5,030
Receivables, net of allowance for doubtful accounts of $472 and $187, respectively	7,794	7,461
Inventories, net	14,415	11,377
Distributor channel inventories	1,555	1,530
Prepaid expenses and other assets	1,862	2,642
Total current assets	33,886	40,140
Long-term marketable securities	10,349	21,365
Long-term inventories, net	8,708	1,664
Property and equipment, net	1,549	1,513
Intangibles, net	6,543	5,677
Goodwill		12,724
Deferred income taxes	6,531	4,654
Other assets	311	387
Total assets	$67,877	$88,124
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$4,122	$3,545
Accrued liabilities	1,843	1,894
Deferred product revenue	4,635	3,882
Total current liabilities	10,600	9,321
Deferred rent	103	103
Other long-term liabilities	607	1,251
Total liabilities	11,310	10,675

Shareholders' equity:
Common stock, par value $0.001, 50,000,000 shares authorized, 8,319,022 and 8,812,644 shares issued and outstanding	8	9
Additional paid-in capital	47,464	46,669
Accumulated other comprehensive income (loss)	(65)	(205)
Retained earnings	9,160	30,976
Total shareholders' equity	56,567	77,449
Total liabilities and shareholders' equity	$67,877	$88,124

CLEARONE, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share values)

	Three months ended December 31,		Year ended December 31,
	2017	2016	2017	2016
Revenue	$9,255	$10,730	$41,804	$48,637
Cost of goods sold	4,502	5,040	17,795	19,150
Gross profit	4,753	5,690	24,009	29,487

Operating expenses:
Sales and marketing	2,603	2,337	10,996	10,032
Research and product development	2,395	2,083	9,342	8,564
General and administrative	1,564	2,421	7,161	7,325
Impairment of intangibles	33	—	769	—
Impairment of goodwill	—	—	12,724	—
Legal proceeds, net	(790)	—	(790)	—
Total operating expenses	5,805	6,841	40,202	25,921

Operating income (loss)	(1,052)	(1,151)	(16,193)	3,566

Other income, net	36	118	300	312
Income (loss) before income taxes	(1,016)	(1,033)	(15,893)	3,878
Provision for (benefit from) income taxes	2,592	55	(1,721)	1,434
Net income (loss)	$(3,608)	$(1,088)	$(14,172)	$2,444

Basic weighted average shares outstanding	8,384,938	8,860,186	8,576,588	9,021,980
Diluted weighted average shares outstanding	8,384,938	9,089,328	8,576,588	9,306,034

Basic earnings (loss) per common share	$(0.43)	$(0.12)	$(1.65)	$0.27
Diluted earnings (loss) per common share	$(0.43)	$(0.12)	$(1.65)	$0.26

Net income (loss)	(3,608)	(1,088)	(14,172)	2,444

Comprehensive income:
Unrealized gain on available-for-sale securities, net of tax	(32)	(180)	36	(1)
Change in foreign currency translation adjustment	16	(57)	104	(38)
Comprehensive income (loss)	(3,624)	(1,325)	(14,032)	2,405

CLEARONE, INC.
UNAUDITED RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES
(Dollars in thousands, except per share values)

	Three months ended December 31,		Year ended December 31,
	2017	2016	2017	2016
GAAP gross profit	$4,753	$5,690	$24,009	$29,487
Inventory scrap related to wireless manufacturing move	—	211	—	494
Stock-based compensation	6	8	27	26
Non-GAAP gross profit	$4,759	$5,909	$24,036	$30,007

GAAP operating income (loss)	$(1,052)	$(1,151)	$(16,193)	$3,566
Inventory scrap related to wireless manufacturing move	—	211	—	494
Stock-based compensation	150	173	665	667
Amortization of intangibles	258	266	964	1,122
Impairment of intangible asset	33	—	769	—
Impairment of goodwill	—	—	12,724	—
Legal proceeds, net	(910)	—	(910)	—
Legal expenses, acquisition expenses, re-audit expenses, restructuring expenses, etc. not related to regular operations	184	1,131	1,672	1,711
Non-GAAP operating income (loss)	$(1,337)	$630	$(309)	$7,560

GAAP net income (loss)	$(3,608)	$(1,088)	$(14,172)	$2,444
Inventory scrap related to wireless manufacturing move	—	211	—	494
Stock-based compensation	150	173	665	667
Amortization of intangibles	258	266	964	1,122
Impairment of intangible asset	33	—	769	—
Impairment of goodwill	—	—	12,724	—
Legal proceeds, net	(910)	—	(910)	—
Legal expenses, acquisition expenses, re-audit expenses, restructuring expenses, etc. not related to regular operations	184	1,131	1,672	1,711
Loss on disposal of assets related to wireless microphones manufacturing	—	—	—	53
Tax effect of non-GAAP adjustments	1,596	(861)	(3,202)	(1,497)
Non-GAAP net income (loss)	$(2,297)	$(168)	$(1,490)	$4,994

GAAP net income (loss)	$(3,608)	$(1,088)	$(14,172)	$2,444
Number of shares used in computing GAAP income per share (diluted)	8,384,938	9,089,328	8,576,588	9,306,034
GAAP income (loss) per share (diluted)	$(0.43)	$(0.12)	$(1.65)	$0.26
Non-GAAP net income (loss)	$(2,297)	$(168)	$(1,490)	$4,994
Number of shares used in computing Non-GAAP income per share (diluted)	8,384,938	9,089,328	8,576,588	9,306,034
Non-GAAP income (loss) per share (diluted)	$(0.27)	$(0.02)	$(0.17)	$0.54

GAAP total net income (loss)	$(3,608)	$(1,088)	$(14,172)	$2,444
Inventory scrap related to wireless manufacturing move	—	211	—	494
Stock-based compensation	150	173	665	667
Depreciation	130	171	580	723
Amortization of intangibles	258	266	964	1,122
Impairment of intangible asset	33	—	769	—
Impairment of goodwill	—	—	12,724	—
Legal proceeds, net	(910)	—	(910)	—
Legal expenses, acquisition expenses, re-audit expenses, restructuring expenses, etc. not related to regular operations	184	1,131	1,672	1,711
Loss on disposal of assets related to wireless microphones manufacturing	—	—	—	53
Provision for (benefit from) income taxes	2,592	55	(1,721)	1,434
Non-GAAP Adjusted EBITDA	$(1,171)	$919	$571	$8,648